Exhibit 31.3

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Monte Zweben, the Chief Executive Officer of Blue Martini Software, Inc. (“the Company”), certify that:

1.	I have reviewed this annual report on Form 10-K/A of Blue Martini Software, Inc; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 24, 2004

/s/ Monte Zweben
Monte Zweben
Chief Executive Officer